BRF

2Q13 RESULTS

The results of the second quarter and the first half of 2013 consolidate the Companies of BRF S.A..

All statements contained herein with regard to the Company's business prospects, projected results and the potential growth of its business are mere forecasts, based on local management expectations in relation to the Company's future performance. Dependent as they are on market shifts and on the overall performance of the Brazilian economy and the sector and international markets, such estimates are subject to changes.

On July 13 2011, the Administrative Council for Economic Defense – CADE approved the Association between BRF and Sadia S.A., conditional on compliance with the provisions contained in the Performance Agreement -TCD, which was also signed on the same date. The documents with respect to this agreement are available in the website: www.brasilfoods.com/ir.

2Q13 RESULTS



2Q13 RESULTS HIGHLIGHTS

brf

- ✓ **Net sales** of R$ 7.5 billion, increase of 10.0% compared to 2Q12 and 4.4% versus 1Q13
- ✓ **Gross margin** of 24.9% in 2Q13, increase of 3.1 p.p. compared to 2Q12 and 1.4 p.p. versus 1Q13
- ✓ **Adjusted EBITDA of** R$ 910 million, 61.0% higher, with adjusted EBITDA margin of 12.1% compared to 8.3% in 2Q12
- ✓ **Net Income** of R$ 208 million and net margin of 2.8%

OPERATIONAL HIGHLIGHTS 2Q13

- ✓ New Innovation Center in Jundiaí – Sao Paulo
- ✓ Opening of Japanese pork market to Brazil (Santa Catarina state) -- first shipment already executed in July
- ✓ Bonds issuance (USD e BRL) totaling US$750 million with one of the lowest pricing ever for Brazilian corporates
- ✓ Sponsorship of Rio 2016™ Olympic Games and Brazilian Football Confederation (CBF)
- ✓ Final step of the logistic and distribution integration

OPERATING PROFIT EVOLUTION 1H13 vs 1H12

R$ million


+88.3%
1,000
800
600
400
200
0
549
240
245
1,034
DM 176
FS 18
Dairy 51
1H12 EBIT
Export Market
Brazil (DM, FS, Dairy)
1H13 EBIT

2Q13 RESULTS

R$ million

GROSS PROFIT



Δ:+26.1%
+3.1pp
1,489
1,877
21.8%
24.9%
2Q12
2Q13
Δ:+26.2%
+2.8pp
2,833
3,574
21.5%
24.3%
1H12
1H13

EBIT



Δ:+79.1%
+2.6pp
281
503
4.1%
6.7%
2Q12
2Q13
Δ:+88.4%
+2.8pp
549
1,034
4.2%
7.0%
1H12
1H13

2Q13 RESULTS

R$ million

ADJUSTED EBITDA



Δ:+61.0%
+3.8pp
565
910
8.3%
12.1%
2Q12
2Q13



Δ:+60.6%
+3.7pp
1,097
1,762
8.3%
12.0%
1H12
1H13

NET INCOME



Δ:+3,163%
+2.7pp
6
208
0.1%
2.8%
2Q12
2Q13



Δ:+255.3%
+2.6pp
160
567
1.2%
3.8%
1H12
1H13

2Q13 RESULTS

R$ million

NET SALES



Δ:+4.4%
7.209
7.525
1Q13
2Q13

GROSS PROFIT



Δ:+10.6%
+1.4pp
1.697
1.877
23,5%
24,9%
1Q13
2Q13

ADJUSTED EBITDA



Δ:+6.7%
+0.3pp
853
910
11.8%
12.1%
1Q13
2Q13

NET INCOME



Δ:-41.9%
+2.2pp
359
208
5.0%
2.8%
1Q13
2Q13

ADJUSTED EBITDA *

R$ million


61.0%
3.8 p.p.
565
565
1,018
853
910
8.3%
7.9%
12.5%
11.8%
12.1%
2Q12
3Q12
4Q12
1Q13
2Q13
Adjusted EBITDA
Adjusted EBITDA Margin

* Adjusted EBITDA contemplates other operational results

NET SALES EVOLUTION



R$ million
10.0%
volume -6.1%
price/mix +17.2%
6,842
7,193
8,146
7,209
7,525
2Q12
3Q12
4Q12
1Q13
2Q13
11.8%
volume -5.6%
price/mix +18.4%
13,179
14,734
1H12
1H13

NET SALES BREAKDOWN 1H13

BY PRODUCT



Other Sales 3.7%
Food Service 4.9%
Dairy 9.2%
Poultry 33.7%
Processed 39.5%
Pork/ Beef 9.0%

BY MARKET



44.5% Export Market
55.5% Domestic Market

COST OF GOODS SOLD (COGS)

COGS/ sales VOLUME
(R$/kg)



12.4%
3.30
3.55
3.79
3.81
3.71
2Q12
3Q12
4Q12
1Q13
2Q13

SALES, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A)

R$ million



1,155
1,197
1,315
1,105
1,259
16.9%
16.6%
16.1%
15.3%
16.7%
2Q12
3Q12
4Q12
1Q13
2Q13
% SG&A / Net Sales

FINANCIAL POSITION

LIQUIDITY
(Cash & Cash Equivalents)



R$ Billion
4.0
1.0
3.0
3.3
1.0
2.3
3.8
1.0
2.8
3.1
1.0
2.1
3.8
1.1
2.7
2Q12
3Q12
4Q12
1Q13
2Q13
Revolving Credit
Cash & Cash Eq.

NET DEBT



R$ Billion
10.1
6.3
3.8
2.7
1.9
0.8
7.4
4.4
3.0
Gross Debt
Cash & cash Eq.
Net Debt*

- ✓ **Debt issuance in capital markets**
  - US$500M: 10 years, yield to maturity of 4.135%
  - R$ 500M: 5 years, yield to maturity of 7.75%
- ✓ **Liability management**
  - Exchange offer of US$150M ; payment of other bank debt

* Including hedge positions

FINANCIAL POSITION

COSTS, TERMS AND PROFILE

	R$	US$	Total
Average Cost (Annual)	6.55%	5.30%	
Average Term (Years)	2.1	6.9	5.0



OTHERS 3%
RURAL 13%
BNDES AND OTHERS 16%
TRADE FINANCE 16%
CAPITAL MARKET 52%

DEBT MATURITY SCHEDULE
R$ million

2013	2014	2015	2016	2017 on	TOTAL
1,556	1,338	260	174	6,446	9,773

918 (rural credit)

FINANCIAL LEVERAGE

R$ million



7,048
7,125
7,018
7,152
7,423
2.57
2.76
2.62
2.38
2.22
2Q12
3Q12
4Q12
1Q13
2Q12
Net Debt
Net Debt/ Adj. EBITDA
Net Debt
Net Debt / Adjusted EBITDA

EXCHANGE RATE	=	R$ 2.02	R$ 2.03	R$ 2.04	R$ 2.01	R$2.22

✓ **Leverage reduction led by improved operating performance and discipline in capex and working capital, despite the USD appreciation**

INVESTMENTS 1H13

R$ million

CAPEX 1H13 = 1Q13 **R$ 623**
CAPEX 2H13 = 2Q13 **R$ 390**
Total **R$1,013**

TOTAL INVESTMENTS 1H13	
Biological Assets	R$ 255
Leasing ("L")	R$ 127
Acquisitions/others	R$ 107
CAPEX (excl. "L")	R$ 524
TOTAL	**R$ 1,013**

GUIDANCE 2013	
Biological Assets	R$ 500
CAPEX (excl. "L")	R$ 1,500
Total	R$ 2,000



397
161
236
Growth
168
70
98
Support
86
25
61
Efficiency
255
134
121
Biological Assets
107
107
Acquisitions/ Others

L = related to "built to suit" projects of the Distribution Center (DC) of Salvador and the administrative office of Curitiba

INNOVATION CENTER


brf

Jundiaí - SP

DOMESTIC MARKET– TRENDS

TRENDS IN FOOD CONSUMPTION LED **BRF INNOVATION** AND HAD **AN IMPORTANT ROLE** IN THE REVENUE RECOVERY PROCESS

Five factors are shaping the new habits and attitudes in the world:

- ✓ Sensory appreciation and pleasure
- ✓ Healthiness and wellness
- ✓ Convenience and practicality
- ✓ Quality and reliability
- ✓ Sustainability and ethics


mini chefs



HEALTHINESS:

The healthy food market in Brazil is expected to grow to over R$ 40 billions in 2014

Source: Fiesp/Ibope research to the project Brasil Foods Trends 2020

1H13 LAUNCHES


Batavo
GREGO
2X MAIS PROTEÍNA

DOMESTIC MARKET
35 New SKUs


ساديا
Sadia


PRESUNTO DE PERU

FOOD SERVICE
12 New SKUs


CHICKEN McBITES

EXPORT MARKET
63 New SKUs


Batavo
GREGO
Batavo
GREGO

DAIRY
18 New SKUs


mini chefs
mini chefs
mini chefs
mini chefs

TOTAL 1H13: 128 LAUNCHES

DOMESTIC MARKET



DOMESTIC MARKET NET SALES EVOLUTION

R$ million

DOMESTIC MARKET NET SALES 1H13


4.2%
volume -9.5%
price/mix +15.2%
5,947
6,198
1H12
1H13

TCD ADJUSTED DOMESTIC MARKET NET SALES

Excluding net sales of divested assets and suspended categories in 1H12


+32.4%
volume +14.6%
Price/mix +15.5%
4,683
6,198
1H12
1H13

DOMESTIC MARKET

GROWTH



Net Sales
Volume
Price/mix
4.3%
-0.3%
-11.5%
0.5%
17.8%
-0.8%
2Q13 vs 2Q12
1H13 vs 1H12

EBIT
(R$ million)



+24.1%
+ 1.2 p.p.
- 45.9%
- 6.1 p.p.
182
417
225
6.1%
13.4%
7.3%
2Q12
1Q13
2Q13

✓ Innovation and portfolio improvement to mitigate TCD impacts



SHARE OF TOTAL NET SALES 42.1%



EXPORT MARKET

EXPORT MARKET

GROWTH



Net Sales
Volume
Price/mix
19.4%
8.8%
4.9%
11.8%
13.8%
-2.7%
2Q13 vs 2Q12
1S13 vs 1S12

EBIT

(R$ million)



+237%
+ 4.1 p.p.
Δ : + 525%
+ 5.3 p.p.
64
35
216
2,3%
1.1%
6.4%
2Q12
1Q13
2Q13

- ✓ Global demand and supply relatively balanced
- ✓ Profitability recovery compared to 2Q12



SHARE OF TOTAL NET SALES
43.8%

EXPORT MARKET – 2Q13

MIDDLE EAST

- ✓ Net sales increase due to price recovery
- ✓ Lower volumes due to inventory reduction process in 2Q12

NET SALES
(R$ million)

Volume 2Q13 vs 2Q12: -9.2%



+13.5%
1,010
1,147
2Q12
2Q13



ساديا
Sadia
دجاج مجمد

EUROPE

- ✓ Gradual price recovery process
- ✓ Stable situation despite the macroeconomic challenges

NET SALES
(R$ million)

Volume 2Q13 vs 2Q12: +4.1%



+15,9%
449
520
2Q12
2Q13

EXPORT MARKET – 2T13

EURASIA

- ✓ Ukraine ban of pork meat impacted volumes

NET SALES
(R$ million)


-34.1%
290
191
2Q12
2Q13

Volume
2Q13 vs 2Q12:
-41.2%


Сосиски
куриные
Sadia

FAR EAST

- ✓ Opening of Japanese pork market to Brazil
- ✓ Launch of new Sadia processed products line in Hong Kong

NET SALES
(R$ million)


+11,8%
631
705
2Q12
2Q13

Volume
2Q13 vs 2Q12:
+1.7%

MERCADO EXTERNO – 2T13

AMERICAS

- ✓ Increase in volume/net sales driven by incoporation of Quickfood business

NET SALES
(R$ million)


+118.5%
263
574
2Q12
2Q13

Volume
2Q13 vs 2Q12:
+53.2%

AFRICA

- ✓ Strategy of gradually enhancing the portfolio

NET SALES
(R$ million)


+6,4%
221
235
2Q12
2Q13

Volume
2Q13 vs 2Q12:
-7.7%


Sadia

FOOD SERVICE



FOOD SERVICE

GROWTH


Net Sales
Volume
Price/mix
10.5%
4.5%
2.0%
-1.3%
-7.7%
-5.6%
2Q13 vs 2Q12
1S13 vs 1S12

EBIT

(R$ million)


+14.3%
+ 1.1 p.p.
- 28.2%
- 3.8 p.p.
32
51
37
9.1%
14.0%
10.2%
2Q12
1Q13
2Q13

- ✓ Profitability recovery
- ✓ Reduction in volume related to pricing adjustment in certain categories – focus on value share



SHARE OF TOTAL NET SALES 1S13 4.9%

DAIRY



DAIRY



GROWTH
Net Sales
Volume
Price/mix
0.4%
8.8%
-18.8%
0.3%
23.6%
8.5%
2Q13 vs 2Q12
1S13 vs 1S12



EBIT
(R$ million)
+816%
+ 3.1 p.p.
Δ:-14.2%
-0.9pp
3.0
29
25
0.4%
4.4%
3.5%
2Q12
2Q13
2Q13

- ✓ UHT milk – pricing and adjustment of volume contributed positively to improve profitability
- ✓ Strategy of value added products and focus on cost reduction



SHARE OF TOTAL
NET SALES 1S13
9.2%

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